     As filed with the Securities And Exchange Commission on July 18, 1995

                                      Registration No.
                                                       ---------------------

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           REGISTRATION STATEMENT ON
                                   FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933


                         BARRETT RESOURCES CORPORATION
                   -----------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware                                   84-0832476
- ----------------------------------         ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                      1125 Seventeenth Street, Suite 2400
                            Denver, Colorado 80202
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)

                                (303) 297-3900
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                            1985 STOCK OPTION PLAN,
              1985 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,
                            1989 STOCK OPTION PLAN,
                                      AND
                            1992 STOCK OPTION PLAN
                          OF PLAINS PETROLEUM COMPANY
                   (A WHOLLY-OWNED SUBSIDIARY OF REGISTRANT)
                           _________________________
                          (Full titles of the plans)

                       Donald H. Stevens, Vice President
                         Barrett Resources Corporation
                      1125 Seventeenth Street, Suite 2400
                            Denver, Colorado 80202
                                (303) 297-3900
            -------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copy to:

                            Alan L. Talesnick, Esq.
                            Francis B. Barron, Esq.
                          Bearman Talesnick & Clowdus
                           Professional Corporation
                      1200 Seventeenth Street, Suite 2600
                            Denver, Colorado 80202
                                (303) 572-6500



                        CALCULATION OF REGISTRATION FEE
===============================================================================================
Title Of Securities     Amount To Be          Proposed           Proposed         Amount Of
To Be Registered        Registered            Maximum            Maximum          Registration
                                              Offering Price     Aggregate        Fee (1)
                                              Per Unit (1)       Offering Price
- -----------------------------------------------------------------------------------------------
Common Stock,          668,406 shares (2)      $29.91            $10,904,285      $3,759.80
$.01 par value
===============================================================================================

(1) The Proposed Maximum Offering Price Per Unit shown was calculated pursuant to Rule 457(h) based upon the exercise price of outstanding options granted pursuant to the Plans set forth on the cover page. The exercise prices for shares underlying options that previously have been granted range from $12.50 to $29.91 per share.

(2) Consists of 163,696 shares of the $.01 par value common stock of the Company issuable pursuant to outstanding options under the 1985 Stock Option Plan of Plains Petroleum Company ("Plains"), a wholly-owned subsidiary of the Company, 33,800 shares issuable pursuant to outstanding options under Plains' 1985 Stock Option Plan For Non-Employee Directors, 348,469 shares issuable pursuant outstanding options under Plains' 1989 Stock Option Plan, and 122,441 shares issuable pursuant to outstanding options under Plains' 1992 Stock Option Plan.


                           -------------------------


===============================================================================

                            THE STOCK OPTION PLANS

     This Registration Statement relates to an aggregate of 668,406 shares of common stock, $.01 par value (the "Common Stock"), of Barrett Resources Corporation (the "Company") issuable upon the exercise of stock options that have been granted to key employees and non-employee directors of Plains Petroleum Company ("Plains"), a wholly-owned subsidiary of the Company, pursuant to Plains' 1985 Stock Option Plan, 1985 Stock Option Plan For Non-Employee Directors, 1989 Stock Option Plan, and 1992 Stock Option Plan (the "Plans"), which, the Company has been informed by Plains, were approved by Plains' stockholders. Pursuant to the Agreement And Plan Of Merger dated May 2, 1995 (the "Merger Agreement") between and among the Company, Plains and Barrett Energy Inc., the Company agreed that each option (a "Plains Stock Option") to purchase shares of the common stock of Plains ("Plains Common Stock") which was outstanding immediately prior to the effective date of the merger of Barrett Energy Inc. with and into Plains so that Plains became a wholly-owned subsidiary of the Company would become and represent an option to purchase the number of shares of the Common Stock of the Company determined by multiplying the number of shares of Plains Common Stock subject to a Plains Stock Option immediately prior to the effective date by 1.3 at an exercise price per share of the Company's Common Stock equal to the exercise price per share of Plains Common Stock immediately prior to the effective date divided by 1.3.

     This Registration Statement also relates to the resale of 131,541 shares of Common Stock that may be acquired by certain persons upon the exercise of options granted pursuant to the Plan. The portion of this Registration Statement which relates to the resale of the 131,541 shares of Common Stock is found at pages 4 through 12 of this Registration Statement.

PROSPECTUS

                                131,541 Shares

                         BARRETT RESOURCES CORPORATION

                                 Common Stock

                          ---------------------------


     The 131,541 shares of $.01 par value Common Stock (the "Common Stock") of Barrett Resources Corporation (the "Company") offered hereby consist of shares which have been or may be acquired by certain persons upon exercise of options granted to them by Plains Petroleum Company, a wholly-owned subsidiary of the Company ("Plains") as stated under "Prospective Selling Stockholders". None of the proceeds from any resale of these shares will be received by the Company. The Company will receive proceeds only from the exercise of the outstanding options described below under "Prospective Selling Stockholders" and "Plan Of Distribution".

     The Common Stock of the Company is traded on the New York Stock Exchange ("NYSE") under the symbol "BRR". On July 13, 1995, the last reported sale price for the Company's Common Stock on the NYSE was $23.00 per share.

                         ----------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ----------------------------

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

                         ----------------------------

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                         ----------------------------



                 The date of this Prospectus is July 18, 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities And Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. Copies of the Registration Statement and exhibits are on file with the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

     Company's common stock is listed on the New York Stock Exchange (the "NYSE") and reports and proxy and information statements concerning the Company may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-13446) are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the period ended September 30, 1994;

     2. The Company's Quarterly Reports on Form 10-Q for the quarter ended December 31, 1994 and the quarter ended March 31, 1995;

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 27, 1994; and

     4. The Company's and Plains' Joint Proxy Statement dated June 13, 1995 for the Company's and Plains' Special Meetings of Stockholders held on July 18, 1995.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) and 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares covered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, other than exhibits to such documents. Requests for such copies should be directed to the Corporate Secretary, Barrett Resources Corporation, 1125 Seventeenth Street, Suite 2400, Denver, Colorado 80202, telephone (303) 297-3900.

                             ---------------------
                               TABLE OF CONTENTS
                             ---------------------


AVAILABLE INFORMATION......................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............  2

THE COMPANY................................................  4

RISK FACTORS...............................................  5

PROSPECTIVE SELLING STOCKHOLDERS...........................  7

PLAN OF DISTRIBUTION.......................................  8

LEGAL MATTERS..............................................  9

EXPERTS....................................................  9

INDEMNIFICATION............................................  9

                                  THE COMPANY

     Barrett Resources Corporation (the "Company") was organized as a Colorado corporation in 1980 under the name AIMEXCO, Inc. In December 1983, the Company acquired Barrett Energy Company ("Barrett Energy"), which owned oil and gas leases in the Wattenberg Field and other areas. The acquisition resulted in the former shareholders of Barrett Energy owning 71.5 percent of the Company's shares. In 1984, the Company changed its name to Barrett Resources Corporation, and in 1987 the Company changed its state of incorporation from Colorado to Delaware. On July 18, 1995, the Company completed the merger of a wholly-owned subsidiary of the Company and Plains Petroleum Company ("Plains") so that Plains became a wholly-owned subsidiary of the Company. Pursuant to that merger, the Company agreed to substitute shares of the Common Stock of the Company for shares of Common Stock of Plains issuable upon the exercise options outstanding under the Plains 1985 Stock Option Plan (the "1985 Plan"), 1985 Stock Option Plan For Non-Employee Directors (the "Non-Employee Plan"), 1989 Stock Option Plan (the "1989 Plan"), and 1992 Stock Option Plan (the "1992 Plan"). The 1985 Plan, Non-Employee Plan, 1989 Plan, and 1992 Plan may be referred to collectively as the "Plans". The executive offices of the Company are located at 1125 Seventeenth Street, Suite 2400, Denver, Colorado 80202, and its telephone number at that address is (303) 297-3900.

     The Company explores for, develops, produces and sells natural gas and, to a lesser extent, crude oil. The Company also operates gas and oil wells on behalf of itself and, on a fee basis, for others, coordinating drilling activities and arranging for the production, gathering and sale of the gas and oil from the wells it operates. The Company concentrates its activities in areas in which it has accumulated detailed geologic knowledge and developed significant management experience. The Piceance Basin in northwestern Colorado, the Arkoma Basin in southeastern Oklahoma, the Wind River and Powder River Basins in southwestern Wyoming, the Hugoton Field in Kansas and Texas, the Permian Basin in Texas and New Mexico, and Louisiana State Waters are the principal areas of focus of the Company's current development and exploitation activities. The Company also owns gas and oil interests in a number of other areas in the continental United States.

     The Company has constructed and operates, on behalf of itself and others, an approximate 150 mile pipeline gathering system and related facilities in the Company's Piceance Basin Project. In addition, in 1994, the Company added to its Piceance Basin Gathering System by constructing a 16 inch, 27 mile pipeline and a gas processing plant in the Piceance Basin. This pipeline extension enables the Company to move gas to three interstate pipelines and allows the transport of the Company's gas to eastern markets for the first time. The Company also owns and operates a 30 mile gas gathering system in the Washakie-Red Desert Basin of Wyoming.

     Barrett Fuels Corporation, the Company's wholly owned subsidiary ("Barrett Fuels"), is engaged in natural gas trading activities as well as natural gas marketing activities on behalf of itself and others.

     This Re-Offer Prospectus relates to the resale of shares which have been or may be acquired by certain persons upon exercise of options that were granted under the Plan.

                                 RISK FACTORS

     Prospective Investors should carefully consider, together with the other information herein, the following factors that affect the Company.

Gas And Oil Prices; Marketability Of Production
- -----------------------------------------------

     The Company's revenues, profitability and future rate of growth are substantially dependent upon prevailing prices for natural gas and oil. Gas and oil prices can be extremely volatile and in recent years have been depressed by excess total domestic and imported supplies. There can be no assurance that current price levels can be sustained. Prices are also affected by actions of state and local agencies, the United States and foreign governments, and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of natural gas and oil. Any substantial or extended decline in the price of natural gas would have a material adverse effect on the Company's financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond the control of the Company. In the past, when natural gas prices were deemed by the Company to be too low, the Company shut in production from certain wells, which restricted the Company's cash flow. Sales of natural gas and oil are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. The marketability of the Company's production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of gas and oil production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect the Company's ability to produce and market its natural gas and oil. If market factors were to change dramatically, the financial impact on the Company could be substantial. The availability of markets and the volatility of product prices are beyond the control of the Company and thus represent a significant risk.

     The Company reports its operations using the full cost method of accounting for gas and oil properties. Under full cost accounting rules, the net capitalized costs of gas and oil properties may not exceed a "ceiling" limit of the present value of estimated future net revenues from proved reserves, discounted at 10 percent, plus the lower of cost or fair market value of unproved properties. This rule requires calculating future revenues at unescalated prices in effect as of the end of each fiscal quarter and requires a write-down if the net capitalized costs of the gas and oil properties exceed the ceiling limit, even if price declines are temporary. The risk that the Company will be required to write down the carrying value of its gas and oil properties increases when gas and oil prices are depressed or unusually volatile. A ceiling limitation write-down is a one-time charge to earnings which does not impact cash flow from operating activities.

     The Company's revenues also depend on its level of success in acquiring or finding additional reserves. Except to the extent that the Company acquires properties containing proved reserves or conducts successful exploration and development activities, or both, the proved reserves of the Company will decline as reserves are produced. There can be no assurance that the Company's planned exploration and development projects will result in significant additional reserves or that the Company will have future success in drilling productive wells at low reserve replacement costs.

General Risks Of Gas And Oil Operations
- ---------------------------------------

     The Company competes in the areas of gas and oil exploration, production, development and transportation with other companies, many of which may have substantially larger financial and other resources. The nature of the gas and oil business also involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, encountering formations with abnormal pressures, and, in horizontal wellbores, the increased risk of mechanical failure and collapsed holes, the occurrence of any of which could result in losses to the Company. The operation of the Company's gas processing plant and its gas gathering systems involves certain risks, including explosions and environmental hazards caused by pipeline leaks and ruptures. The Company maintains insurance against some, but not all, of these risks in amounts that management believes to be reasonable in accordance with customary industry practices. The occurrence of a significant event, however, that is not fully insured could have a material adverse effect on the Company's financial position.

Certain Risks Related To Natural Gas Trading
- --------------------------------------------

     Gas trading activities involve a high degree of risk because of the inherent uncertainties associated with the gas trading process. These uncertainties include the lack of predictability in gas prices, risk of non-performance by counter-parties, market imperfections caused by regional price differentials, possible lack of liquidity in the trading markets and possible failure of physical delivery. Although the possibility of lower natural gas prices tends to add risk to the Company's exploration and development activities, it is the possibility of unexpected price volatility that represents a primary risk for the Company's gas trading activities.

     Gas trading is highly competitive and the Company competes with several other companies, many of which have more experience, personnel and other resources available to them. However, the Company does not believe that any one competitor is dominant in the industry. The Company's ability to generate profits from natural gas trading is dependent primarily on the knowledge and experience of its management, including development of a successful hedging strategy, and its ability to anticipate changes and trends in the natural gas market, including future gas prices, which, to a degree, depend upon factors beyond the Company's control, such as industry supplies, the weather, consumer attitudes, the demand for natural gas, and government actions and regulations. From time to time, the Company has experienced losses from gas trading.

Government Regulation And Environmental Risks
- ---------------------------------------------

     The production and sale of gas and oil are subject to a variety of federal, state and local government regulations including regulation concerning the prevention of waste, the discharge of materials into the environment, the conservation of oil and natural gas, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, and various other matters including taxes. Many jurisdictions have at various times imposed limitations on the production of gas and oil by restricting the rate of flow for gas and oil wells below their actual capacity to produce. In addition, many states have raised state taxes on energy sources and additional increases may occur, although there can be no certainty of the effect that increases in state energy taxes would have on natural gas and oil prices. Although the Company believes it is in substantial compliance with applicable environmental and other government laws and regulations, there can be no assurance that significant costs for compliance will not be incurred in the future.

Engineers' Estimates Of Reserves And Future Net Revenues
- --------------------------------------------------------

     Documents that are incorporated in this Prospectus, including the Company's Form 10-K for the year ended September 30, 1994, and the Joint Proxy Statement of the Company and Plains with respect to the respective Special Meetings Of Stockholders of the Company and Plains held July 18, 1995, contain estimates of reserves and of future net revenues which have been prepared by petroleum engineers. However, petroleum engineering is not an exact science and involves estimates based on many variable and uncertain factors. Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves to be encountered may vary substantially from the engineers' estimates. Estimates of reserves also are extremely sensitive to the market prices for gas and oil.

     Some of the Company's interests in such wells may vary, however, depending on elections that may be made in the future by the co-owners. These elections could cause the Company's estimates of reserves to decline, although the Company does not believe that the effect of these declines would materially change the Company's discounted present value of the estimated future net revenues from its proved reserves.

                       PROSPECTIVE SELLING STOCKHOLDERS

     There are an aggregate of 668,406 shares of Common Stock reserved for issuance under the Plans (the "Plan Shares"). The Plan Shares are covered by the Registration Statement on Form S-8, of which this Re-Offer Prospectus is a part, filed by the Company with the Securities And Exchange Commission.

     The 131,541 shares of Common Stock, the resales of which are covered by this Prospectus, consist of shares that have been or may be acquired by certain option holders upon the exercise of options granted to them by Plains pursuant to the Plans.

     The following table sets forth the name and position of each prospective selling stockholder, the number of shares of the Company's Common Stock owned as of the date of this Prospectus (including shares which may be acquired pursuant to the exercise of outstanding options), and the number of shares and the percentage owned assuming the sale of all the shares covered hereby.

                                                            Prior To
                                                            Offering                            After Offering
                                                            --------                            --------------
                                                                           Number Of
                                                            Number Of        Shares           Number
                                                             Shares        Covered By           Of
         Name                  Position                       Owned      Prospectus/(1)/      Shares      Percent
         ----                  --------                     ---------    ---------------      ------      -------
Derrill Cody             Director                             8,060(2)        7,800              260        (3)

William W. Grant, III    Director                            20,150(4)       10,400            9,750        (3)

William F. Wallace       Vice Chairman Of The                99,303(5)       99,041              262        (3)
                         Board of Directors

Harry W. Welch           Director                            14,300(6)       14,300                0        (3)

- --------------------

/(1)/ Consists of all shares that have been or may be acquired by certain affiliates of the Company upon exercise of options issued under the Plans. /(2)/ Includes 7,800 shares underlying options granted under the Non-Employee Plan.
/(3)/ Less than one percent.
/(4)/ Includes 10,400 shares underlying options granted under the Non-Employee Plan.
/(5)/ Includes 99,041 shares underlying options granted under the 1992 Plan. /(6)/ Includes 11,700 shares underlying options granted under the Non-Employee Plan.


                             PLAN OF DISTRIBUTION

     The 131,541 shares covered by this Prospectus will be offered, if at all, by certain stockholders of the Company, and not by the Company. If any of these shares are sold by a prospective selling stockholder, they will be sold on behalf of that person and it is anticipated that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The prospective selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the prospective selling stockholders. The Company has no agreements with brokers to sell any or all of the shares which may be offered hereby.

     The shares covered by this Prospectus include 9,750 shares previously acquired upon the exercise of options granted pursuant to the Plans. If the options to acquire all 121,791 shares included in the 131,541 shares which may be offered pursuant to this Prospectus are exercised, the Company will receive proceeds of $2,645,439, which proceeds will be added to the working capital of the Company.

                                 LEGAL MATTERS

     Bearman Talesnick & Clowdus Professional Corporation, Denver,
Colorado, has acted as counsel for the Company in connection with the Registration Statement of which this Prospectus is a part and has rendered an opinion concerning the validity of the Common Stock underlying the options covered hereby. Attorneys employed by this law firm beneficially own approximately 22,000 shares of the Company's Common Stock.

                                    EXPERTS

     The Consolidated Financial Statements of Barrett Resources Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1994 and Joint Proxy Statement with respect to the July 18, 1995 Special Meeting of Stockholders have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

                                INDEMNIFICATION

     Pursuant to Delaware law, the Company's Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company's Certificate Of Incorporation and Bylaws grant this indemnification to the Company's officers and directors.

     In addition to the general indemnification section, the Company has adopted a provision under Delaware law that eliminates and limits certain personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care under certain circumstances.

     Insofar as indemnification for liability arising under the Securities
Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities And Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   * * * * *

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Documents By Reference.
- ------------------------------------------------

     The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of the filing of such documents.

          (a) The Company's Annual Report on Form 10-K for the period ended September 30, 1994;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarter ended December 31, 1994 and the quarter ended March 31, 1995;

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 27, 1994; and

          (d) The Company's and Plains' Joint Proxy Statement dated June 13, 1995 for the Company's and Plains' Special Meetings of Stockholders held on July 18, 1995.

Item 4.  Description Of Securities.
- ----------------------------------

     Not Applicable.

Item 5.  Interest Of Named Experts And Counsel.
- ----------------------------------------------

     Bearman Talesnick & Clowdus Professional Corporation, Denver, Colorado, has acted as counsel for the Registrant in connection with this Registration Statement. Attorneys employed by this law firm beneficially own approximately 22,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification Of Officers And Directors.
- --------------------------------------------------

     The Delaware General Corporation Law provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

     "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective...."

     With regard to employee benefit plans, the Delaware General Corporation Law provides that a director's conduct for a purpose he reasonably believed to be in the interest of the participants and beneficiaries of the Plan is conduct satisfying the subject indemnity provision. A director's conduct for a purpose that he did not reasonably believe to be in the interest of the participants in or beneficiaries of the Plan shall be deemed as not satisfying the indemnity provision.

     The Board of Directors is empowered to make other indemnification as authorized by the Certificate Of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law. Under the Company's Bylaws, the Company is required to indemnify its directors to the full extent permitted by the Delaware General Corporation Law, common law and any other statutory provision.

Item 7.  Exemption From Registration Claimed.
- --------------------------------------------

     Not Applicable.

Item 8.  Exhibits.
- -----------------

     4(a) Specimen Common Stock Certificate is incorporated by reference from the Company's Registration Statement on Form S-8 (Registration
             No. 33-90450) filed with the Securities And Exchange Commission on March 17, 1995.

     5       Opinion Regarding Legality.

     10 Plains Petroleum Company 1992 Stock Option Plan, is incorporated by reference from the Registration Statement on Form S-8 of Plains (Registration No. 33-54636) filed with the Securities And Exchange Commission on November 16, 1992.

     24(a)   Consent of Arthur Andersen LLP.
     24(b)   Consent of Bearman Talesnick & Clowdus Professional Corporation.

Item 9.  Undertakings.
- ---------------------

(a)  The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and are incorporated by reference to the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons the Registrant pursuant to the foregoing provisions, or otherwise, the has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of July 1995.

                                    BARRETT RESOURCES CORPORATION


                                    By:  /s/ Paul M. Rady
                                         ---------------------------------
                                         Paul M. Rady, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                  Title                       Date
- ---------                                  -----                       ----


/s/ William J. Barrett      Chief Executive Officer, Chairman     July 18, 1995
- --------------------------  Of
William J. Barrett          The Board, and Director



/s/ Paul M. Rady            President, Chief Operating Officer,   July 18, 1995
- --------------------------  and Director
Paul M. Rady


/s/ A. Ralph Reed           Executive Vice President, and         July 18, 1995
- --------------------------  Director
A. Ralph Reed


/s/ John F. Keller          Executive Vice President, Chief       July 18, 1995
- --------------------------  Financial Officer, Secretary, and
John F. Keller              Director


                            Senior Vice President, Treasurer,     July ___, 1995
- --------------------------  Principal Financial Officer, and
Robert W. Howard            Principal Accounting Officer


/s/ William F. Wallace      Vice Chairman Of The Board and        July 18, 1995
- --------------------------  Director
William F. Wallace


Signature                                  Title                       Date
- ---------                                  -----                       ----

/s/ C. Robert Buford        Director                              July 17, 1995
- --------------------------
C. Robert Buford

                            Director                              July ___, 1995
- --------------------------
Darrill Cody


/s/ James M. Fitzgibbons    Director                              July 16, 1995
- --------------------------
James M. Fitzgibbons


                            Director                              July ___, 1995
- --------------------------
Hennie L.J.M. Gieskes


                            Director                              July ___, 1995
- --------------------------
William W. Grant, III


                            Director                              July ___, 1995
- --------------------------
James T. Rodgers


                            Director                              July ___, 1995
- --------------------------
Philippe S.E. Schreiber


                            Director                              July ___, 1995
- --------------------------
Harry S. Welch

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           REGISTRATION STATEMENT ON
                                   FORM S-8
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 As Filed With
                    The Securities And Exchange Commission
                               On July 18, 1995


              1992 STOCK OPTION PLAN OF PLAINS PETROLEUM COMPANY
              --------------------------------------------------
                   (A WHOLLY-OWNED SUBSIDIARY OF REGISTRANT)
                   -----------------------------------------



                             ---------------------

                                   EXHIBITS

                             ---------------------

                                   Exhibits

Exhibit No.                                                           Page
- -----------                                                           ----
     4(a)      Specimen Common Stock Certificate is incorporated
               by reference from the Company's Registration
               Statement on Form S-8 (Registration No. 33-
               90450) filed with the Securities And Exchange
               Commission on March 17, 1995.
     5         Opinion Regarding Legality.
     10        Plains Petroleum Company 1992 Stock Option Plan,
               is incorporated by reference from the Registration
               Statement on Form S-8 of Plains (Registration No.
               33-54636) filed with the Securities And Exchange
               Commission on November 16, 1992.
     24(a)     Consent of Arthur Andersen LLP.
     24(b)     Consent of Bearman Talesnick & Clowdus Professional
               Corporation.